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                                                                    Exhibit 23.2

         We consent to the incorporation by reference in the registration statement pertaining to UICI's 1996 Special Stock Option Plan of our report dated February 6, 2002, with respect to the December 31, 2001 and 2000 consolidated financial statements and schedules of UICI and subsidiaries included in the Annual Report (Form 10-K) for the year ended December, 31, 2002.

         Ernst & Young, LLP

         Dallas, Texas
         June 27, 2003